SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 7, 2004

DOTRONIX, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-9996	41-1387074
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

160 First Street S.E., New Brighton, Minnesota	55112-7894
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (651) 633-1742

                                                                        N/A

(Former name or former address, if changed since last report.)

Item 5.  Other Events.

On April 13, 2004, the Registrant issued a press release to announce that agreements between the Registrant and the Estate of its late CEO regarding the forgiveness of debt, and between the Registrant and an outside investor regarding a credit line have been consummated. The press release is attached to this Form 8-K as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 13, 2004

Dotronix, Inc.

By /s/ Robert V. Kling

      Robert V. Kling

      Chief Financial Officer